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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 18, 2003, except for Notes 2 and 14 for which the date is May 10, 2004, relating to the financial statements and financial statement schedule, which appears in ViaSat, Inc.'s Annual Report on Form 10-K/A for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                       By: /s/ PricewaterhouseCoopers LLP

San Diego, California
June 14, 2004